SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON D.C.  20549

                                   FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported):   September 2, 2003


                           First Health Group Corp.
            (Exact name of registrant as specified in its charter)


         Delaware                 0-15846                 36-3307583
 (State of Incorporation)       (Commission              (IRS Employer
                                File Number)          Identification No.)


    3200 Highland Avenue, Downers Grove, IL                  60515
    (Address of principal executive offices)               (Zip Code)


                               (630) 737-7900
             (Registrant's telephone number including area code)

 Item 5:   Other Events

 On September 2, 2003, First Health Group Corp. (the "Company") announced that it had entered into a definitive agreement to acquire the stock of Health Net Employer Services, Inc., a workers' compensation managed care company based in Irvine, CA, from Health Net, Inc. The transaction, valued at $80 million to be paid in cash, is anticipated to close in October 2003, subject to regulatory approval.



 Item 7. Exhibits

 Exhibit 99.1:   First Health Group Corp. press release dated
                 September 2, 2003.


                                  SIGNATURES


 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               First Health Group Corp.



 September 3, 2003             /s/  Joseph E. Whitters
                               -----------------------
                               Joseph E. Whitters
                               Vice President, Finance and
                               Chief Financial Officer